CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated October 26, 2005, except for Note 10 which date is November 18, 2005, on Safeguard Security Holdings, Inc.'s consolidated financial statements for the period ended September 30, 2005 included in the Registration Statement (Form SB-2 Amendment No. 2, No. 333-13098) and related Prospectus of Safeguard Security Holdings, Inc. dated July 28, 2006.



/s/ Killman Murrell & Company, P.C.
Houston, Texas
July 28, 2006